Exhibit 99.1

Cray Media:	Cray Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY COMPLETES SALE OF INTERCONNECT HARDWARE ASSETS TO INTEL

Seattle, WA – May 2, 2012 – Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced that it has completed the previously announced transaction to sell its interconnect hardware development program and related intellectual property to Intel Corporation (Nasdaq: INTC) for $140 million in cash. The agreement was announced on April 24, 2012.

About Cray Inc.

As a global leader in supercomputing, Cray provides highly advanced supercomputers and world-class services and support to government, industry and academia. Cray technology is designed to enable scientists and engineers to achieve remarkable breakthroughs by accelerating performance, improving efficiency and extending the capabilities of their most demanding applications. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to surpass today’s limitations and meeting the market’s continued demand for realized performance. Go to www.cray.com for more information.

###

Cray is a registered trademark of Cray Inc. in the United States and other countries.